Exhibit 5-1
                                  -----------


                                NIXON PEABODY LLP
                                 Clinton Square
                              Post Office Box 31051
                         Rochester, New York 14603-31051
                               Fax: (716) 263-1600
                           Direct Dial: (716) 263-1000


                                 August 22, 2001



Constellation Brands, Inc.
300 WillowBrook Office Park
Fairport, New York  14450

Ladies and Gentlemen:

     We have acted as counsel to Constellation Brands, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company on August 22, 2001 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering with the Commission the issuance and sale of 1,000,000 shares of the Class A Common Stock of the Company, par value $.01 per share (the "Common Stock"), pursuant to the Company's UK Share Save Scheme (as amended, the "Plan").

     This opinion is being delivered to you in connection with the Registration Statement.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Amended and Restated Certificate of Incorporation of the Company, (ii) the By-Laws of the Company, as amended to the date hereof, (iii) the resolutions of the Board of Directors of the Company adopting the Plan, and (iv) the Plan.

     As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters. We also have relied, without investigation, upon certificates and other documents from, and conversations with, public officials.

Constellation Brands, Inc.
August 22, 2001
Page 2


     Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, and after (a) the above-referenced Registration Statement has become effective under the Act and assuming that such effectiveness remains in effect throughout the period during which shares of Common Stock are offered and sold pursuant to the Plan, (b) the shares of Common Stock to be offered and sold pursuant to the Plan have, if required, been duly qualified or registered, as the case may be, for sale under applicable securities laws and all applicable securities laws are complied with, (c) all laws of the UK Inland Revenue have been complied with in connection with the Plan, (d) all necessary action by the Board of Directors or Compensation Committee of the Board of Directors of the Company shall have been taken to duly authorize the offer, issuance and sale of Common Stock to be offered and sold pursuant to the Plan, and (e) the shares of Common Stock to be offered and sold pursuant to the Plan have been delivered, and the consideration therefore has been received, in each case pursuant to and in accordance with the terms of the Plan and related agreements and instruments, we are of the opinion that the 1,000,000 shares of Common Stock to be offered and sold pursuant to the Plan will have been duly authorized, validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

     This opinion is intended solely for your benefit in connection with the transactions described above and, except as provided in the immediately preceding paragraph, may not be otherwise communicated to, reproduced, filed publicly or relied upon by, any other person or entity for any other purpose without our express prior written consent. This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are rendered as of the date hereof, and we disclaim any undertaking to advise you of changes in law or fact which may affect the continued correctness of any of our opinions as of a later date.

     James A. Locke, III, a member of this firm, is also a member of the Board of Directors of the Company.

                                               Very truly yours,

                                               /s/ Nixon Peabody